EXHIBIT 10.6

KCS ENERGY, INC.

SUPPLEMENTAL STOCK OPTION AGREEMENT

Option granted to: Address:	«FIRST» «LAST» «ADDRESS» «CITY», «ST» «ZIP»

          This agreement made by and between KCS Energy, Inc., a Delaware Corporation (the “Company”), having its office at 5555 San Felipe, Suite 1200, Houston, Texas 77056, and the Grantee, an employee of the Company or any Subsidiary (as defined in the 2001 Employee and Directors Stock Plan of the Company, as amended (the “2001 Plan”)), residing at the address set forth above (the “Agreement”). All capitalized terms used but not defined in this Agreement shall have the respective meanings set forth in the 2001 Plan.

          Whereas the 2001 Plan, a copy of which is attached as Exhibit A became effective upon the effective date of the Company’s Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code by order of the United States Bankruptcy Court dated January 30, 2001; and

          Whereas the 2001 Plan provides that the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company may grant options to purchase from the Company an aggregate, together with other securities issuable thereunder, of not more than 4,362,868 shares of, $.01 par value (the “Stock”); at not less than 100 percent (100%) of the Fair Market Value of the Stock on the date the option is granted; and

          WHEREAS the Committee has determined that an option under the 2001 Plan should be granted to the Grantee and has determined that the price per share of the stock which is set forth in paragraph FIRST hereof is not less than its Fair Market Value on the Grant Date (as hereinafter defined); and

          WHEREAS the Grantee desires to accept the grant of such option and to enter into this Agreement with the Company;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

          FIRST: On «GRANT_DATE» (the “Grant Date”), the Company hereby grants to the Grantee the right, privilege and option to purchase from the Company up to, but not exceeding in the aggregate, «SHARES» shares of Stock, (such «SHARES» shares of Stock shall hereinafter be referred to as the “Common Stock”) at a price of «OPTION_PRICE» per share (the Option Price”), on the terms and subject to the provisions and conditions hereinafter set forth (such right, privilege and option, including, unless the context otherwise requires, the right described in Paragraph THIRD (b) hereof, if any, shall hereinafter be referred to as this “Option”).

          SECOND: The term of this Option (the “Option Period”) is the period beginning on the Grant Date and ending on «GRANT_DATE»,201x, subject to earlier termination as provided in paragraphs THIRD and FOURTH hereof.

          THIRD: (a) The Grantee shall have the right to exercise this Option: (i) with respect to one-third (1/3) of the shares specified in Paragraph FIRST beginning on the first (1st) anniversary of the Grant Date; (ii) with respect to an additional one-third (1/3) of the shares specified in Paragraph FIRST beginning on the second (2nd) anniversary of the Grant Date, and (iii) with respect to an additional one-third (1/3) of the shares specified in Paragraph FIRST beginning on the third (3rd) anniversary of the Grant Date. The right to exercise all Options shall expire on the expiration of the Option Period.

          (b) If this Agreement so indicates on the signature page hereof, the Company shall, at the election of the Grantee, purchase all or any part of this Option to the extent that it is exercisable as of the date of election, for an amount equal to the excess of the Fair Market Value of the shares of the Common Stock on the election date or the part thereof so purchased, over the Option Price of such Common Stock. In no event shall the amount of any such payment exceed 100 percent (100%) of the Fair Market Value on the Grant Date of the shares of Common Stock with respect to which the right specified in this subparagraph (b) of Paragraph THIRD is exercised. (This right shall hereinafter be referred to as a “Stock Appreciation Right”). Notwithstanding any provision herein to the contrary, the Stock Appreciation Right (which is included within the definition of this Option herein) will expire no later than the expiration of this Option, will be transferable only if and to the extent this Option is transferable, and may be exercised only when this Option is eligible to be exercised. The Grantee may elect to exercise such Stock Appreciation Right during the period beginning on the third business day following the date on which the Company releases for publication its quarterly or annual summary statements of sales and earnings, and ending on the twelfth business day following such date. The Stock Appreciation Right may only be exercised if, on the date of such election, the Fair Market Value of the common Stock exceeds the Option Price. Payment by the Company shall be made in the form of shares of Stock valued at the Fair Market Value on the date of exercise, cash or a combination thereof, as the Committee, in its sole discretion, shall determine. To the extent that the Grantee exercises the Stock Appreciation Right with respect to all or part of the Stock for which this Option has been granted, the right to purchase such Stock by exercising this Option shall be extinguished.

          FOURTH: (a) If the Grantee shall die while in the employ of the Company or any Subsidiary and shall have been so employed at all times from the date of this Agreement to the date of the Grantee’s death, this Option may be exercised by (i) a legatee or legatees of the Grantee under the Grantee’s last will and testament, (ii) a distributee or distributees under applicable intestacy law, or (iii) by the personal representative of the deceased Grantee, to the extent then exercisable, and shall lapse at the earlier of the expiration of the Option Period or one (1) year after the date of the Grantee’s death.

          (b) Exercise of this Option by the Grantee’s legatee, distributee or legal representative shall be subject to all the terms and conditions of this Agreement, except that, the provisions of Paragraph THIRD (a) notwithstanding, this Option shall be fully exercisable by the legatee, distributee or legal representative of the Grantee upon the death of the Grantee.

          (c) If, while in the continuous employ of the Company or any Subsidiary, the Grantee ceases employment because of a Total and Permanent Disability, then, the provisions of Paragraph THIRD (a) notwithstanding, this Option shall be fully exercisable by the Grantee or the Grantee’s legal representative and shall lapse at the earlier of the expiration of the Option Period or one (1) year following the date the Grantee ceases such employment.

          (d) If the Grantee ceases to be an employee of the Company or any Subsidiary by reason of Retirement, then, the provisions of Paragraph THIRD (a) notwithstanding, this Option shall be fully exercisable and shall lapse at the earlier of the expiration of the Option Period or three (3) months after the date of the Grantee’s Retirement. Any question as to whether and when there has been a Retirement or other cessation of employment shall be determined by the Committee, and any reasonable determination made by it shall be final and binding on all the parties.

          (e) Except as otherwise provided in this Paragraph FOURTH, if the Grantee shall cease to be an employee of the Company or any Subsidiary for any reason other than death, Total and Permanent Disability or Retirement, this Option shall lapse immediately.

          (f) This Option shall be subject in all respects to any rules and regulations adopted from time to time by the Committee as it deems proper for carrying out the purposes of the 2001 Plan. The interpretation and construction by the Committee of any provision of the 2001 Plan or this Agreement shall be final and binding on all parties.

          (g) This Option is subject in all respects to the 2001 Plan, the terms of which are incorporated herein by reference. In the event of any conflict between this Agreement and the 2001 Plan, the terms of the 2001 Plan shall be in control.

          FIFTH: This Option is made subject to the following provisions, conditions and limitations, as well as to all the provisions, conditions and limitations stated in the 2001 Plan:

          (a) This Option shall not be assignable or transferable by the Grantee, except by will or by the laws of descent and distribution and is exercisable, during the lifetime of the Grantee, only by Grantee or Grantee’s legal representative or guardian.

          (b) In the event of (i) any recapitalization, reclassification, spin-off, split-up or consolidation of common Stock is effected; (ii) the outstanding shares of Common Stock are exchanged, in connection with a merger or consolidation of the Company or a sale by the company of all or a part of it’s assets, for a different number or class of shares of stock or other securities or the company for shares of the stock or other securities of any other corporation; (iii) new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock; or (iv) any distribution is made to the holders of Common Stock other than a cash dividend; the Board shall make appropriate adjustments to: (i) the number and class of shares or other securities that may be issued or transferred pursuant to outstanding Options or Stock Appreciation Rights, (ii) the number and class of shares or other securities available for issuance under the Plan, and (iii) the purchase price to be paid per share under outstanding Options or Stock Appreciation Rights.

          (c) If at any time, the Board shall in its discretion determine that the listing, registration or qualification of the shares of the Stock subject to this Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition for the exercise of this Option or the issue or purchase of shares of Stock hereunder, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Board. In the event the Stock issued pursuant to this Option has not been registered under the Securities Act of 1993, as amended, the Company shall cause a legend or legends to be placed on any certificates representing such Stock stating that such shares have not been so registered.

          SIXTH: (a) (i) The Grantee shall exercise this Option by delivering or mailing to the Committee at the address of the Company set forth above, a written notice stating (1) the number of shares of Stock in respect of which the Option is being exercised; (2) the name and address of the Grantee to be recorded on the Stock records of the Company; and (3) the place where the certificate for the Stock then being purchased shall be delivered. With each such notice, the Grantee shall pay to the company the full amount of the purchase price payable for the number of shares of Stock then being purchased. Payment shall be in cash or check payable to the order of the company, or in shares of Stock owned by the Grantee, such shares to be valued at their Fair Market Value on the date of the exercise of this Option; (ii) The Grantee shall exercise any Stock Appreciation Right with respect to all or part of the shares of Stock for which this Option has been granted by delivering or mailing to the Committee at the address of the Company set forth above, a written notice stating (1) the number of shares of Stock in respect of which the Stock Appreciation Right is being exercised; (2) the name and address of the Grantee to be recorded on the Stock records of the Company in the event the Committee elects to pay in Stock for all or part of the Stock Appreciation Right; (3) The Option Price; and (4) the place where the check or the certificate for the Stock in payment for the Stock Appreciation Right then being exercised shall be delivered.

          (b) In the event this Option shall be exercised pursuant to Paragraph FOURTH (a) hereof, by a person other than the Grantee, the Company may require appropriate proof of the right of such person or persons to exercise this option.

          (c) Subject to the provisions of Subparagraph (d) below, the Company, within (10) days of receipt of a proper notice of exercise, payment in full of the purchase price, if any, and investment representation, if one is required, will issue and deliver to the Grantee, in accordance with such written notice, a certificate for the number of shares of Stock then purchased or a check or a certificate for the Stock in payment for any Stock Appreciation Right then exercised. The time of such delivery, however, may be postponed by the Company for such period as it may require using reasonable diligence, to comply with the requirements of law.

          (d) Whenever cash is to be paid pursuant to an exercise of this Option, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment. Whenever shares of Stock are to be delivered pursuant to an exercise of this Option, the Company shall be entitled to require as a condition of delivery that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto.

          SEVENTH: This Agreement shall be binding upon the Company, its successors and assigns and, subject to the provisions and conditions hereof, shall inure to the benefit of the legatees, distributees and legal representatives of the Grantee.

          EIGHTH: This Agreement and the 2001 Plan embody the entire understanding and agreement of the parties in relation to the subject matter hereof and no promise, condition, representation or warranty, express or implied, not herein or therein stated shall bind either party hereto. Except as provided in the 2001 Plan, none of the terms and conditions of this Agreement may be changed, modified, waived or cancelled except by a writing, signed by the parties hereto specifying such change, modification, waiver or cancellation. A waiver by either party, at any time, of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated. If any section, paragraph, sentence, word or other provision of this Agreement shall be deemed to be invalid or unenforceable, then all of the remaining Agreement sections, paragraphs, sentences, words or other provisions shall remain in full force and effect and shall be binding upon the Grantee.

          NINTH: This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

          TENTH: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original as of the date set forth below and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          ELEVENTH: The signature of the Grantee hereon will constitute the Grantee’s acknowledgement of receipt of a copy of the 2001 Plan, the Grantee’s acceptance of this Agreement and all terms and provisions hereof. This Agreement shall become null and void and of no force and effect whatsoever, unless within 21 days from the date hereof the Grantee returns to the Secretary of the Company a copy of this Agreement signed by the Grantee.

          IN WITNESS WHEREOF, the Grantee has executed this Agreement and the Company has caused this Agreement to be executed and attested in its name and on its behalf, by its duly authorized signatories as of this«GRANT_DATE».

ATTEST	KCS ENERGY, INC.

——————————————— Secretary (Corporate Seal)	——————————————— Chairman, Chief Executive Officer

By ——————————————— Grantee